SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                 June 6, 1997
                                Date of Report
                     (date of earliest event reported)


                          DAUPHIN TECHNOLOGY, INC.
          (Exact name of Registrant as specified in its charter)


     Illinois                          33-21537-D                87-0455038
(State or other jurisdiction of    Commission File No.         (IRS Employer
incorporation or organization)                            Identification Number)



800 E. Northwest Hwy, Suite 950, Palatine, IL                      60067
(Address of principal executive offices)                         (Zip Code)




                                   (847) 358-4406
               Registrant's telephone number, including area code



              Former name or address, if changed since last report

                                       Page 1

Item 1. Changes in Control of Registrant

Not applicable.

Item 2. Acquisition or Disposal of Assets

On June 6, 1997, the Registrant has acquired 100 % of the issued and outstanding capital stock of Richard M. Schultz and Associates, Inc., an Illinois Corporation ("RMS"). RMS is, and as a wholly-owned subsidiary of the Registrant will continue to be, engaged in the business of providing engineering, development and contract manufacturing services to its clients within the electronics industry from its offices located in leased premises at 1809 South Route31, McHenry, Illinois. In exchange for their shares, RMS shareholders received 205,000 of $0.001 par common stock of the Registrant, 105,000 of such shares to be held in an escrow for the benefit of RMS shareholders, subject to release from escrow over the next three years upon achieving certain level of pre-tax operating income. In connection with the exchange and acquisition of RMS shares, the Registrant agreed to contribute to RMS an additional 120,000 shares of $0.001 par value common stock of the Registrant and cash in an amount equal to at least $750,000, to be applied by RMS to indebtedness to landlord, trade creditors and LaSalle Bank. All of the Registrant's shares delivered in exchange for RMS shares were Reserve Shares registered by the Registrant pursuant to a Form S-1 Registration Statement that became effective on November 29, 1996. The cash contribution made to RMS by the Registrant represents proceeds delivered from the issuance of Reserve Shares. Richard M. Schultz, the founder, President and a Director of RMS, has been retained by RMS and will continue to serve as President and a Director of RMS pursuant to an employment agreement with RMS providing for an annual salary of $70,000 and with options to purchase up to 50,000 shares of $0.001 par value common stock of the Registrant during each of the three years of the term of employment, in increments not to exceed 12,500 shares during any calendar quarter at a price equal to $1.00 below the market trading price at time of exercise.

Item 3. Bankruptcy or Receivership

Not applicable

Item 4. Changes in Registrant's Certifying Accountant

Not applicable

Item 5. Other Events

	On June 9, 1997, the Board of Directors appointed Wm. Paul Bunnell as Director of Acquisitions. Mr. Bunnell will oversee policies and implementation of strategic acquisitions and will report to the President and Board of Directors.

Item 6. Resignation of Registrant's Directors

Not applicable

Item 7. Financial Statements and Exhibits

The Registrant undertakes to file Financial Statements pursuant to Regulation S-X by amendment to this Report not later than 60 days after the date this Report is filed.

The following exhibits are attached:

A. Stock Exchange Agreement
B. Richard M. Schultz Employment Agreement
C. Escrow Agreement
D. Press Release dated June 9, 1997

Item 8. Change in Fiscal Year

Not applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dauphin Technology, Inc.



By:  Andrew Kandalepas
     President